                                                                     EXHIBIT 4.1


PREFERRED SHARES                                              PREFERRED SHARES

NUMBER                                                        SHARES

P______________                                               ________________

_______________                                               ________________


                             BOYKIN LODGING COMPANY


THIS CERTIFICATE IS TRANSFERABLE IN                          CUSIP 103430 20 3
  CLEVELAND, OH AND NEW YORK, NY
                                                           SEE REVERSE SIDE FOR
                                                           CERTAIN DEFINITIONS
INCORPORATED UNDER THE LAWS OF
            THE STATE OF OHIO


THIS CERTIFIES THAT







IS THE OWNER OF


FULLY PAID AND NONASSESSABLE 10 1/2% CLASS A CUMULATIVE PREFERRED SHARES, SERIES 2002-A, WITHOUT PAR VALUE, ($250.00 LIQUIDATION PREFERENCE PER SHARE) OF

Boykin Lodging Company transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of Ohio, to which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

                        NATIONAL CITY BANK
                                              TRANSFER AGENT AND REGISTRAR
Dated:

BY:
 /s/ Andrew Alexander                     /s/ Robert W. Boykin
            Assistant Secretary               Chairman of the Board of Directors



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                             BOYKIN LODGING COMPANY

         The Cumulative Preferred Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own Common Shares in excess of 9% of the number of outstanding Common Shares, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Shares in excess of 9% of the number of outstanding shares of that class or series of Preferred Shares, (iii) beneficially own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own Equity Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (v) Constructively Own Equity Shares that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or of a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code. Each holder of Equity Shares is required to furnish the Corporation such information as the Corporation may request pursuant to
Section 6 of the Corporation's Amended and Restated Articles of Incorporation. Any Person who attempts to Beneficially Own or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Corporation in writing. If those restrictions are violated, the Equity Shares represented hereby in excess of those limitations will be transferred automatically by operation of the Corporation's Amended and Restated Articles of Incorporation to a Trust and will be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as they may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

         The following abbreviations when used in the instructions on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  --as tenants in common                          UNIF GIFT MIN ACT--____________Custodian____________
TEN ENT  --as tenants by the entireties                                        (Minor)             (Cust)
JT TEN   --as joint tenants with right of                             under Uniform Gifts to Minors
           survivorship and not as tenants                            Act_____________________
           in common                                                          (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

         For value received,________________________________________________
hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________
________________________

(Please print or typewrite name and address, including zip code, of assignee)
_______________________________________________________________________________
_______________________________________________________________________________
____________________________________ Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said Preferred Shares on the books of the within named Corporation with full power of substitution in the premises.


Dated:_______________________     X_____________________________________________

                                    NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.


SIGNATURE GUARANTEED:

By
----------------------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (Banks,
Stockbrokers, Savings and Loan Associations and
Credit Unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.